UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2015

RELM Wireless Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	59-34862971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 984-1414

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2015, the Board of Directors (the “Board”) of RELM Wireless Corporation (the “Company”) appointed Mr. Timothy W. O’Neil, one of the Company’s current directors, as the Chairman of the Board, replacing Mr. James R. Henderson as Chairman, effective immediately.  Mr. Henderson will remain a member of the Board.

Item 8.01	Other Events.

On September 24, 2015, the Company issued a press release announcing that it has cancelled its special meeting of shareholders scheduled for September 30, 2015 to vote on the proposed reincorporation of the Company. After reconsidering the advantages and disadvantages of the proposal to reincorporate the Company from Nevada to Delaware, the Board terminated the Plan of Conversion approved by the Board on August 10, 2015, pursuant to Section 8 of the Plan, and abandoned the proposed reincorporation.

A copy of the press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION

Date: September 24, 2015	By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 24, 2015.